                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                       PAXSON COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       PAXSON COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                     (LOGO)

                    (PAXSON COMMUNICATION CORPORATION LOGO)

                                                                   April 2, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Paxson Communications Corporation (the "Company"), which will be held at The Pierre, Fifth Avenue at 61st Street, New York, New York 10021, on May 3, 2002, at 11:30 a.m., local time.

     Please note that attendance at the Annual Meeting will be limited to stockholders as of the record date (or their authorized representatives) and to our invited guests. If your shares are registered in your name and you plan to attend the Annual Meeting, please mark the appropriate box on the enclosed proxy card and you will be pre-registered for the meeting (if your shares are held of record by a broker, bank or other nominee and you plan to attend the meeting, you must also pre-register by returning the registration card forwarded to you by your bank or broker). Stockholders who are not pre-registered will only be admitted to the Annual Meeting upon verification of stock ownership.

     The notice of the meeting and proxy statement on the following pages contain information concerning the business to be considered at the meeting. Please give these proxy materials your careful attention. It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, and return the accompanying proxy card in the enclosed envelope in order to make sure your shares will be represented at the Annual Meeting. Stockholders who attend the Annual Meeting will have the opportunity to vote in person.
                                          Sincerely,

                                          /s/ Lowell W. Paxson
                                          LOWELL W. PAXSON
                                          Chairman of the Board

                       PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                      WEST PALM BEACH, FLORIDA 33401-6233

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 3, 2002

     The Annual Meeting of Stockholders of Paxson Communications Corporation will be held at The Pierre, Fifth Avenue at 61st Street, New York, New York 10021, on May 3, 2002, at 11:30 a.m., local time, for the following purposes:

     1. To elect three Class II directors to serve for a term of three years, and until their successors have been duly elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent certified public accountants for 2002; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 27, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     Stockholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ ANTHONY L. MORRISON
                                          Anthony L. Morrison, Secretary

West Palm Beach, Florida
April 2, 2002

                       PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                      WEST PALM BEACH, FLORIDA 33401-6233

                                PROXY STATEMENT

     This proxy statement is first being sent to stockholders on or about April 2, 2002, in connection with the solicitation of proxies by the Board of Directors of Paxson Communications Corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held on May 3, 2002, and at any adjournment thereof (the "Meeting"). The Board of Directors has fixed the close of business on March 27, 2002, as the record date of the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, we had outstanding (i) 56,542,077 shares of $0.001 par value Class A Common Stock ("Class A Common Stock"), entitled to one vote per share, (ii) 8,311,639 shares of $0.001 par value Class B Common Stock ("Class B Common Stock," and with the Class A Common Stock, collectively, the"Common Stock"), entitled to ten votes per share, and (iii) 10,566 shares of 9 3/4% Series A Convertible Preferred Stock ("Series A Convertible Preferred Stock"), entitled to 625 votes per share.

VOTING

     Shares represented by duly executed proxies in the accompanying form received by us prior to the Meeting will be voted at the Meeting in accordance with the directions given. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of the Class II directors and the appointment of PricewaterhouseCoopers LLP as our independent certified public accountants for 2002. The Board of Directors knows of no business to be transacted at the Meeting other than the proposals set forth in this Proxy Statement. If other matters are properly presented for action, it is the intention of the persons named as proxies to vote on such matters according to their best judgment.

     If you hold your shares through an intermediary you must provide instructions on voting as requested by your bank or broker. If you sign and return a proxy, you may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting. Attendance at the Meeting will not in itself constitute revocation of a proxy.

     The presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by all outstanding shares of stock entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting. The election of directors will require the affirmative vote of a plurality of the votes cast at the Meeting, if a quorum is present. The affirmative vote of at least a majority of the votes cast in person or by properly executed proxy is required to approve each of the proposals to be considered at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present at the Meeting for purposes of determining whether a quorum is present. Because only a plurality is required for the election of directors, abstentions or broker non-votes will have no effect on the election of directors. As to other matters to be considered at the Meeting, abstentions will be treated as votes AGAINST, and broker non-votes will not be counted as shares voting for the purpose of determining whether a proposal has been approved. Lowell W. Paxson, our Chairman and the beneficial owner of a majority of the voting power of our outstanding stock, has advised us that he intends to vote all shares which he is entitled to vote in favor of the proposals being submitted at the Meeting, therefore approval of the proposals by our stockholders is assured.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to our equity securities beneficially owned on March 1, 2002, by (i) each director, (ii) each executive officer named in the Summary Compensation Table, (iii) all of our directors and executive officers as a group, and (iv) any person who we know to be the beneficial owner of more than five percent of any class of our voting securities. Beneficial ownership means sole or shared voting power or investment power with respect to a security. We have been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.

                                                             AMOUNT AND
                                                             NATURE OF                  AGGREGATE
                                                             BENEFICIAL                   VOTING
CLASS OF STOCK             NAME OF BENEFICIAL OWNER(1)       OWNERSHIP    % OF CLASS     POWER(%)
--------------          ----------------------------------   ----------   ----------   ------------
Class A Common Stock    National Broadcasting Company,
                        Company, Inc.(2)..................   63,928,159      53.1%         30.4%
                        Lowell W. Paxson(3)...............   21,141,594      37.0          14.5
                        Mario J. Gabelli(4)...............    6,716,922      11.9           4.6
                        Merrill Lynch & Co., Inc.(5)......    4,042,217       7.2           2.8
                        Jeffrey Sagansky(6)...............    1,960,000       3.4           1.3
                        Henry J. Brandon(7)...............    1,067,961       1.9             *
                        Dean M. Goodman(6)................      691,636       1.2             *
                        Anthony L. Morrison(6)............      472,250         *             *
                        Seth A. Grossman(6)...............      217,825         *             *
                        Bruce L. Burnham(6)...............       65,850         *             *
                        James L. Greenwald(6).............       49,500         *             *
                        John E. Oxendine(6)...............       20,000         *             *
                        All directors and executive
                        officers as a group (11
                        persons)(8).......................   25,736,616      41.8%         17.1%
Class B Common Stock    Lowell W. Paxson..................    8,311,639       100%         56.9%
                        All directors and executive
                        officers as a group...............    8,311,639       100%         56.9%

---------------

 * Less than 1%

(1) Unless otherwise specified in the footnotes to this table, the address of each person in this table is c/o Paxson Communications Corporation, 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233.

(2) Consists of 31,896,032 shares of Class A Common Stock issuable upon conversion of shares of 8% Series B Convertible Exchangeable Preferred Stock held by NBC Palm Beach Investment I, Inc., and 32,032,127 shares of Class A Common Stock issuable upon exercise of outstanding warrants held by NBC Palm Beach Investment II, Inc. The holders' rights to acquire shares of Class A Common Stock upon conversion and exercise, respectively, of those securities, although currently exercisable, are subject to material conditions, including compliance with the rules of the Federal Communications Commission. This amount does not include shares of Class B Common Stock beneficially owned by Mr. Paxson that NBC Palm Beach Investment II, Inc. has the right to acquire. According to information contained in a
    Schedule 13D filed with the Securities and Exchange Commission (the "Commission"), dated September 15, 1999, each of such holders is a subsidiary of National Broadcasting Company, Inc. ("NBC"), whose address is 30 Rockefeller Plaza, New York, New York 10112, and NBC and its parent entity, General Electric Company, Inc., each disclaims beneficial ownership of such securities.

(3) Includes 666,666 shares which may be acquired within 60 days through the exercise of stock options; does not include 8,311,639 shares of Class B Common Stock, each share of which is convertible into one share of Class A Common Stock. Mr. Paxson is the beneficial owner of all reported shares, other than 666,766 shares of Class A Common Stock, through his control of Second Crystal Diamond, Limited Partnership and Paxson Enterprises, Inc.

(4) According to information contained in an amendment to Schedule 13D filed with the Commission, dated January 18, 2002, various investment funds and other entities controlled by or affiliated with Mario J. Gabelli and Marc J. Gabelli, each of whose address is c/o Gabelli Asset Management, Inc., One Corporate Center, Rye, New York 10580, acquired such shares for investment for one or more accounts over which they have shared or sole investment and voting power or for their own account.

(5) The address of Merrill Lynch & Co., Inc., is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10381.

(6) Includes shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Stock Incentive Plans as follows:
    Jeffrey Sagansky - 960,000; Dean M. Goodman - 645,161; Anthony L. Morrison - 441,700; Seth A. Grossman - 189,650; Bruce L. Burnham - 53,750; James L. Greenwald - 49,500; John E. Oxendine - 20,000; also includes 1,000,000 shares which may be acquired by Mr. Sagansky within 60 days through the exercise of additional stock options.

(7) Consists of shares which may be acquired upon the exercise of warrants and conversion of Series A Convertible Preferred Stock held by an affiliate of William E. Simon & Sons, LLC, a private investment firm with which Mr. Brandon is employed as a principal; Mr. Brandon disclaims beneficial ownership of all of these shares.

(8) Includes 2,409,761 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Stock Incentive Plans, 1,666,666 shares which may be acquired within 60 days through the exercise of additional stock options granted to Mr. Paxson and Mr. Sagansky, and 1,067,961 shares which may be acquired upon the exercise of warrants and conversion of Series A Convertible Preferred Stock held by an affiliate of William E. Simon & Sons, LLC, a private investment firm with which Mr. Brandon is employed.

POTENTIAL CHANGE IN CONTROL

     On September 15, 1999, NBC, through subsidiaries, purchased $415 million aggregate liquidation preference of shares of our 8% Series B Convertible Exchangeable Preferred Stock, which are convertible into 31,896,032 shares of Class A Common Stock, and acquired warrants to purchase an additional 32,032,127 shares of Class A Common Stock. Concurrently, NBC entered into an agreement with Mr. Paxson, our Chairman and controlling stockholder, and certain of his affiliates, pursuant to which NBC was granted the right to purchase all (but not less than all) 8,311,639 shares of our outstanding Class B Common Stock beneficially owned by Mr. Paxson, which shares are entitled to ten votes per share on all matters submitted to a vote of our stockholders.

     Pursuant to these agreements and the related agreements entered into in connection with the transaction, NBC has the right to acquire voting and operational control of our company, subject to various conditions including approval of the Federal Communications Commission ("FCC"). Exercise of these rights by NBC would result in a change in control of our company.

     In December 2001, we commenced a binding arbitration proceeding against NBC in which we asserted that NBC has breached its agreements with us and has breached its fiduciary duty to us and to our shareholders. We have asserted that NBC's proposed acquisition of Telemundo Communications Group, Inc. ("Telemundo Group") violates the terms of the agreements governing the investment and partnership between us and NBC. We also made two filings with the FCC, one of which requests a declaratory ruling as to whether conduct by NBC, including NBC's influence and apparent control over certain members of our board of directors selected by NBC (all of whom have since resigned from our board), has caused NBC to have an attributable interest in us in violation of FCC rules or has infringed upon our rights as an FCC license holder. The second FCC filing seeks to deny FCC approval of NBC's acquisition of the Telemundo Group's television stations.

     The initiation of these proceedings by us casts significant uncertainty over the future direction of our relationship with NBC. The hearing in the arbitration proceeding is currently scheduled to occur in April 2002, and we expect that, under the applicable arbitration rules, the arbitrator will render a decision by the end of May 2002. If we do not prevail in the arbitration proceeding, and our position expressed in the FCC filings is not accepted by the FCC, NBC could consummate the acquisition of the Telemundo Group and thereby render it highly unlikely that NBC would be able to acquire control of our company.

                  PROPOSAL 1 -- ELECTION OF CLASS II DIRECTORS

     Our Board of Directors is divided into three classes. A class of directors is elected each year to serve for a three year term and until their successors are elected and qualified. Any director appointed by the Board of Directors to fill a vacancy on the Board serves the balance of the unexpired term of the class of directors in which the vacancy occurred. The current term of our Class II directors will expire at the Meeting. The terms of the Class I directors (Messrs. Paxson, Sagansky and Brandon) expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2004. Our Class III directors, all of whom were employees of NBC, resigned during November and December, 2001, and we currently have no Class III directors. The terms of any Class III directors who may be appointed by the Board of Directors will expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2003.

     The Board of Directors has nominated Bruce L. Burnham, James L. Greenwald and John E. Oxendine each of whom currently serves as a Class II director, for election as Class II directors. The Class II directors elected at the Meeting will serve for a term of three years expiring upon the election and qualification of their successors at our Annual Meeting of Stockholders to be held in 2005 or until their earlier resignation or removal.

     Each of the nominees has indicated his willingness to serve, if elected. Should any nominee become unable or unwilling to accept nomination or election for any reason, the persons named as proxies may cast votes for a substitute nominee designated by the Board of Directors, which has no reason to believe the nominees named will be unable or unwilling to serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

     Biographical and other information concerning our directors and the nominees for election at the Meeting is set forth below.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS (TERM TO EXPIRE AT THE ANNUAL MEETING IN 2005)

                                                                                                     DIRECTOR
NOMINEE                  AGE  POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS   SINCE
-------                  ---  ---------------------------------------------------------------------  --------
Bruce L. Burnham.......  68   President of The Burnham Group since 1993, a firm providing                1996
                              consulting and marketing services to the retail industry.

James L. Greenwald.....  75   Chairman and Chief Executive Officer from 1975 to 1994 of Katz             1996
                              Communications, Inc., a broadcast advertising representative sales firm; Chairman Emeritus since 1994. Director, Granite Broadcasting
                              Company and Source Media, Inc.

John E. Oxendine.......  59   President and Chief Executive Officer since 1998 of Blackstar, Inc.;       2000
                              Chairman and Chief Executive Officer since 1999 of Broadcast Capital,
                              Inc.; Chairman from 1994 to 1998 of Blackstar LLC; Chairman and Chief
                              Executive Officer 1987 to 1998 of Blackstar Communications, Inc. All
                              of such entities are owners and operators of, or investors in, broadcast television stations.

                                                                                                     DIRECTOR
NOMINEE                  AGE  POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS   SINCE
-------                  ---  ---------------------------------------------------------------------  --------
CLASS I DIRECTORS CONTINUING IN OFFICE (TERM TO EXPIRE AT THE ANNUAL MEETING IN 2004)

Lowell W. Paxson.......  66   Chairman of the Board since 1991 and Chief Executive Officer of the        1991
                              Company from 1991 to 1998. President, Home Shopping Network, Inc.
                              from 1985 to 1990.

Jeffrey Sagansky.......  50   President and Chief Executive Officer of the Company since 1998.           1998
                              Co-President, Sony Pictures Entertainment, a producer of film and video programming, from 1996 to 1997.

Henry J. Brandon(1)....  44   Principal, William E. Simon & Sons, LLC, a private investment firm         2001
                              and merchant bank, since 1995.

CLASS III DIRECTORS CONTINUING IN OFFICE (TERM TO EXPIRE AT THE ANNUAL MEETING IN 2003)

None; seats are currently vacant.

---------------

(1) William E. Simon, Jr., resigned as a member of the Board of Directors effective September 7, 2001. On that same date, the Board of Directors elected Henry J. Brandon as a Class I director to fill the vacancy on the Board left by Mr. Simon's resignation.

OTHER EXECUTIVE OFFICERS

     Dean M. Goodman, 54, has been our Executive Vice President and Chief Operating Officer since September 2001 and the President of our PAX TV network television operations since 1998. Mr. Goodman was president of our inTV and Network-Affiliated Television divisions from 1995 to 1997. From 1993 to 1995, Mr. Goodman was general manager of our Miami, Florida radio station group.

     Anthony L. Morrison, 40, has served as our Executive Vice President, Secretary and Chief Legal Officer since 1995. Prior to that time he was an attorney in private practice with the O'Melveny & Myers law firm, concentrating his practice on commercial financings.

     Seth A. Grossman, 37, has served as our Executive Vice President and Chief Strategic Officer since 2000. Mr. Grossman also served as our Senior Vice President and Chief Financial Officer from December 1999 until August 2000. From 1997 to December 1999, he was our Senior Vice President, Corporate Development and from 1995 to 1997, he was our Director of Finance.

     Thomas E. Severson, Jr., 38, has served as our Senior Vice President and Chief Financial Officer since 2000. From 1995 until 2000, Mr. Severson was employed by Sinclair Broadcast Group, Inc., in various finance and accounting positions, most recently serving as Vice President and Chief Accounting Officer.

     Ronald L. Rubin, 36, has served as our Vice President, Chief Accounting Officer and Corporate Controller since 2001. From 1996 until 2001, Mr. Rubin was employed by AutoNation, Inc., in various finance and accounting positions, most recently serving as Vice President and Corporate Controller.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During 2001, the Board of Directors held six meetings. Other than Keith G. Turner, each incumbent director attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member. In addition, the Board of Directors took action nine times during 2001 by unanimous written consent in lieu of a meeting, as permitted by applicable state law.

     The Compensation Committee consists of James L. Greenwald and Bruce L. Burnham. Mr. Greenwald is the chairman of the Compensation Committee. The Compensation Committee recommends to the Board both base salary levels and bonuses for the Chief Executive Officer and our other officers. See "Board Compensation Committee Report on Executive Compensation." The Compensation Committee also reviews and makes recommendations with respect to our existing and proposed compensation plans, and serves as the committee responsible for administering our Stock Incentive Plans. During 2001, the Compensation

Committee met informally in conjunction with each of the meetings of the Board of Directors, and held two separate Committee meetings.

     The Audit Committee consists of Bruce L. Burnham, James L. Greenwald and John E. Oxendine. Mr. Burnham is the chairman of the Audit Committee. Each of the members of the Audit Committee is an independent director as defined under the rules of the American Stock Exchange and the Audit Committee operates under a written charter adopted by the Board of Directors. The duties of the Audit Committee are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with our independent certified public accountants to review the scope and results of the audit, and to consider various accounting and auditing matters related to our system of internal controls, financial management practices and other matters. During 2001, the Audit Committee met ten times.

     The Company does not have a nominating committee. This function is performed by the Board of Directors.

COMPENSATION OF DIRECTORS

     Directors who are not our employees receive an annual retainer of $24,000 and are paid fees of $1,500 for each board meeting attended, $1,000 for each committee meeting attended and $500 for each meeting chaired. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. In September 2001, Mr. Burnham and Mr. Greenwald each received options to purchase 50,000 shares of Class A Common Stock at an exercise price of $7.25 per share, vesting ratably over a four year period commencing in May 2001. In connection with his commencement of service as a director, Mr. Oxendine received options to purchase 50,000 shares of Class A Common Stock at the same exercise price, vesting ratably over a five year period commencing in March 2000. In April 1999, Mr. Burnham and Mr. Greenwald each received a 50,000 share option grant at the same exercise price, vesting ratably over five years. No other directors receive separate compensation from us for services rendered as a director, including directors who are employed by us.

CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND OFFICERS

     NBC Transactions. On September 15, 1999, the Company, NBC and Mr. Paxson, our Chairman and controlling stockholder, entered into a series of agreements which created a significant strategic and financial relationship between the two companies and under which, subject to various conditions including FCC approval, NBC has the ability to acquire voting and operational control of our Company. We also entered into an agreement with NBC pursuant to which NBC serves as our exclusive sales representative to sell our PAX TV Network advertising time for agreed compensation. We have also entered into joint sales agreements with NBC with respect to 13 of our stations serving 11 markets also served by an NBC owned and operated station, and with 35 independently owned NBC affiliated stations serving our markets. Prior to their resignation in November and December 2001, directors Burgess, Turner and Wilson, employees of NBC, served as Class III Directors of the Company. Apart from their service as employees of NBC, we are not aware of any interest of Messrs. Burgess, Turner and Wilson in our transactions with NBC.

     DP Media. On November 21, 1999, we agreed to purchase the television station assets (eight stations and a contractual right to acquire a television station, WBPX, and two full power satellite stations serving the Boston, Massachusetts market) of DP Media, Inc. and certain related corporations (collectively, "DP Media") which were then beneficially owned by family members of Mr. Paxson. In conjunction with the acquisition agreement, we advanced approximately $106 million to DP Media pursuant to a secured loan agreement, which was used to repay DP Media's outstanding indebtedness to third party lenders. On March 3, 2000, we agreed with DP Media to convert the asset sale transaction into a purchase by us of all of the capital stock of DP Media. In June 2000, we completed the acquisition of DP Media for aggregate consideration of $113.5 million, including the $106 million previously advanced. DP Media's assets included a 32% equity interest in a limited liability company controlled by the former stockholders of DP Media, which owns television station WWDP in Norwell, Massachusetts. We have the right to require a sale of WWDP, which is not a PAX TV network affiliate, if the station is not sold within a specified period, and the right to receive 45% of the net proceeds from the sale of the station.

     The Christian Network, Inc. We have entered into several agreements with The Christian Network, Inc. and certain of its for-profit subsidiaries (individually and collectively referred to herein as "CNI"). The Christian Network, Inc. is a section 501(c)(3) not-for-profit corporation to which Mr. Paxson has been a substantial contributor and of which he was a member of the Board of Stewards through 1993.

     On September 10, 1999, we entered into a Master Agreement with CNI for overnight programming and use of a portion of our digital capacity in exchange for CNI's providing public interest programming. The Master Agreement has a term of 50 years and is automatically renewable for successive ten year periods unless CNI ceases to exist, commences action to liquidate, ceases family values programming or the FCC revokes the licenses of a majority of our stations. Pursuant to the Master Agreement, we broadcast CNI overnight programming on each of our stations seven days a week from 1:00 a.m. to 6:00 a.m. If and when our stations begin digital programming in multiple channels, we are obligated to make a digital channel available for CNI's use. CNI will have the right to use the digital channel for 24 hour CNI digital programming.

     We entered into an agreement with CNI in May 1994 (the "CNI Agreement") under which we agreed that, if the tax exempt status of CNI were jeopardized by virtue of its relationship with us, we would take certain actions to ensure that CNI's tax exempt status would no longer be so jeopardized. These steps could include rescission of one or more transactions or additional payments by us. We believe that our agreements with CNI have been on terms as favorable to CNI as it would obtain in arm's length transactions, and we intend any future agreements with CNI to be as favorable to CNI as CNI would obtain in arm's length transactions. Accordingly, if our activities with CNI are consistent with the terms governing our relationship, we should not be required to take any actions under the CNI Agreement. We cannot be sure, however, that we will not be required to take any actions under the CNI Agreement which might have a material cost to us.

     We have contracted with CNI to lease CNI's television production and distribution facility, the Worship Channel Studio. We utilize this facility primarily as our network operations center and originate our PAX TV network signal from this location. During the year ended December 31, 2001, we incurred rental charges in connection with this agreement of $205,000.

     In March 1999, we entered into a three year agreement with CNI to license CNI's programming. During the year ended December 31, 2001, we paid license fees in connection with this agreement of $215,000.

     Aircraft Lease. During 1997, we entered into a three year lease with a company owned by Mr. Paxson for a Boeing 727 aircraft. The lease provided for monthly payments of $63,600. The lease expired in December 2000 without being renewed.

     Officer Loans. During December 1996, we approved a program to extend loans to members of our senior management to finance their purchase of shares of Class A Common Stock in the open market. The loans are full recourse promissory notes bearing interest at 5.75% per annum and are collateralized by a pledge of the shares of Class A Common Stock purchased with the loan proceeds. We extended the maturity date of all loans outstanding under this program until March 31, 2003. At March 1, 2002, the outstanding balances on such loans to our Named Executive Officers were as follows: Mr. Goodman, $685,006; Mr. Morrison, $370,917; and Mr. Grossman, $164,574.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who own more than ten percent of our Common Stock ("Reporting Persons") to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission and to furnish us with copies of all
Section 16(a) reports they file. Based on our review of the copies of such reports received by us and written representations from certain Reporting Persons, we believe that during 2001, all required reports were filed on a timely basis, except that each of Mr. Greenwald and Mr. Morrison filed a late Form 5 reflecting option grants and Mr. Severson failed to file a Form 5 reflecting option grants which were subsequently reported in a Form 4 filing.

EXECUTIVE COMPENSATION

     The following table presents information concerning the compensation received or accrued for services rendered during the fiscal years ended December 31, 2001, 2000 and 1999 for our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer who were serving as of December 31, 2001 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                            ANNUAL COMPENSATION            NUMBER OF
                                    -----------------------------------    SECURITIES     ALL OTHER
                                                           OTHER ANNUAL    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY(1)    BONUS     COMPENSATION     OPTIONS       (2)(3)(4)
---------------------------  ----   ---------   --------   ------------   ------------   ------------
Jeffrey Sagansky..........   2001   $660,000    $330,000   $         --             0      $69,640
  Chief Executive Officer,   2000    610,000      75,000             --             0       63,276
  President                  1999    600,000          --      140,070(5)    2,000,000       62,912

Lowell W. Paxson..........   2001    660,000          --             --             0        4,913
  Chairman of the Board      2000    610,000      75,000             --             0           --
                             1999    493,798          --             --     1,000,000           --

Dean M. Goodman...........   2001    433,650     130,095             --       150,000       43,771
  Executive Vice President,  2000    412,997      30,975    1,023,273(6)            0       44,270
  Chief Operating Officer    1999    315,000          --      924,937(6)            0       15,426

Anthony L. Morrison.......   2001    288,750      86,625      165,584(6)      150,000       29,477
  Executive Vice President,  2000    275,000      10,313             --             0       29,756
  Chief Legal Officer        1999    223,438          --      432,781(6)       99,000       21,897

Seth A. Grossman..........   2001    247,500      37,125             --       125,000        1,000
  Executive Vice President,  2000    219,750      80,363             --             0        1,000
  Chief Strategic Officer    1999    177,292          --             --        22,000        1,000

---------------

(1) Includes amounts Named Executive Officers elected to defer under our Profit Sharing Plan.

(2) Includes contributions to supplemental retirement plans as follows: during 2001, Mr. Sagansky -- $66,000; Mr. Goodman -- $41,300; Mr.
    Morrison -- $27,500; during 2000, Mr. Sagansky -- $60,000; Mr.
    Goodman -- $41,300; Mr. Morrison -- $27,500; during 1999, Mr.
    Sagansky -- $60,000; Mr. Goodman -- $12,600; Mr. Morrison -- $19,688.

(3) Includes $1,000 Company contributions to the Profit Sharing Plan during 1999, 2000 and 2001.

(4) Includes cost of term life insurance equivalent for life insurance policies as follows: during 2001, Mr. Sagansky -- $2,640; Mr. Paxson -- $4,913; Mr. Goodman -- $1,471; Mr. Morrison -- $977; during 2000, Mr.
    Sagansky -- $2,276; Mr. Goodman -- $1,970; Mr. Morrison -- $1,256; during 1999, Mr. Sagansky -- $1,912; Mr. Goodman -- $1,826; Mr. Morrison -- $1,209.

(5) Consists of tax reimbursement in 1999 related to relocation allowance in 1998.

(6) Represents the difference between the price paid by the Named Executive Officer upon the exercise of stock options and the fair market value of the underlying common stock at the time of exercise.

OPTION GRANTS IN LAST FISCAL YEAR

     The table below presents information regarding each of the Named Executive Officers who was granted options to purchase shares of our Class A Common Stock during the year ended December 31, 2001.

                                                                                           POTENTIAL REALIZABLE VALUES
                            NUMBER OF          % OF TOTAL                                   AT ASSUMED ANNUAL RATES OF
                            SHARES OF        OPTIONS GRANTED                              STOCK APPRECIATION FOR OPTION
                           COMMON STOCK       TO EMPLOYEES     EXERCISE                              TERM(1)
                        UNDERLYING OPTIONS      IN FISCAL        PRICE     EXPIRATION   ----------------------------------
NAME                         GRANTED              YEAR         PER SHARE      DATE         0%          5%          10%
----                    ------------------   ---------------   ---------   ----------   --------   ----------   ----------
Dean M. Goodman.......       150,000               6.5%          $7.25     7/31/2011    $735,000   $1,881,160   $3,639,596
Anthony L. Morrison...       150,000               6.5%           7.25     7/31/2011     735,000    1,881,160    3,639,596
Seth A. Grossman......       125,000               5.4%           7.25     7/31/2011     612,500    1,567,634    3,032,996

---------------

(1) Based on the closing price on the grant date and the option exercise price.

2001 AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2001 and stock options held as of December 31, 2001 by each Named Executive Officer.

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                             SHARES                         DECEMBER 31, 2001               DECEMBER 31, 2001(1)
                           ACQUIRED ON     VALUE      ------------------------------   ------------------------------
NAME                        EXERCISE      REALIZED    EXERCISABLE(2)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(3)
----                       -----------   ----------   --------------   -------------   -----------   ----------------
Jeffrey Sagansky.........         --     $       --     1,960,000        1,240,000     $9,891,000       $2,505,600
Lowell W. Paxson.........         --             --       666,666          333,334        150,000          474,296
Dean M. Goodman..........         --             --       525,161          352,500      2,169,457        1,128,000
Anthony L. Morrison......     20,000        165,584       381,900          242,100      1,892,330          774,720
Seth A. Grossman.........         --             --       165,250          122,550        685,064          392,160

---------------

(1) Based on the closing sale price of the Class A common stock of $10.45 on December 31, 2001.

(2) Excludes securities underlying options which vested January 1, 2002 as follows: Mr. Goodman, 120,000 shares; Mr. Morrison, 59,800 shares; Mr. Grossman, 24,400 shares.

(3) Certain options held by Mr. Sagansky which are not currently exercisable have variable exercise prices to be determined at future dates, as described above under "Employment Agreements," and are therefore not treated as "in the money" for purposes of the amounts shown in this column.

STOCK INCENTIVE PLANS

     We established our Stock Incentive Plan, 1996 Stock Incentive Plan and 1998 Stock Incentive Plan (collectively, the "Stock Incentive Plans") to provide incentives to officers, employees and others who perform services for us through awards of options and shares of restricted stock. Awards are granted under the Stock Incentive Plans at the discretion of our Compensation Committee and may be in the form of either incentive or nonqualified stock options or awards of restricted stock. Options granted under the Stock Incentive Plans generally vest over a four or five year period and expire ten years after the date of grant. As of December 31, 2001, 643,978 shares of Class A Common Stock were available for additional awards under the Stock Incentive Plans.

     The exercise price per share of Class A Common Stock, vesting schedule and expiration date of each stock option granted under the Stock Incentive Plans is determined by the Compensation Committee at the date the option is granted and as provided in the terms of the Plans. The Compensation Committee may, in its sole discretion, accelerate the time at which any stock option may be exercised. Holders of more than ten percent (10%) of the combined voting power of our capital stock may be granted stock options, provided that if any of such options are intended to be incentive stock options, the exercise price must be at least 110% of the fair market value of Class A Common Stock as of the date of the grant and the term of the option may not exceed five years. Options granted under the Stock Incentive Plans may be exercised by the participant to whom granted or by his or her legal representative. If a participant's employment is terminated for cause, each option which has not been exercised shall terminate.

     The Compensation Committee also has the discretion to award restricted stock, consisting of shares of Class A Common Stock which vest over a period determined by the Committee and are subject to forfeiture in whole or in part if the recipient's employment is terminated prior to the end of the restricted period. Prior to vesting, the participant may transfer the restricted stock to a trust for the benefit of the participant or an immediate family member, but may not otherwise sell, assign, transfer, give or otherwise dispose of, mortgage, pledge or encumber such restricted stock. The Compensation Committee may, in its discretion, provide that a participant shall be vested in whole or with respect to any portion of the participant's award not previously vested if the participant's employment with us is terminated because of death, disability or retirement. To date, we have not awarded any restricted stock under the Stock Incentive Plans.

EXECUTIVE BONUS PLAN

     Under our Executive Bonus Plan, members of our senior management approved by the Compensation Committee may earn cash bonus compensation on an annual basis in such amounts as are determined by the Committee, based upon the achievement of operating and financial objectives and individual performance criteria. The bonus calculation criteria are established on an annual basis by the Committee, and generally consist of a set of operating and financial performance objectives which we must meet for any participant to be entitled to receive a bonus, and individualized performance criteria and bonus levels for each participant (generally expressed as a percentage of the participant's base salary). Bonuses awarded with respect to a fiscal year are to be paid during the following year.

PROFIT SHARING PLAN

     We have a profit sharing plan under Section 401(k) of the Internal Revenue Code under which our employees must complete six months of service in order to be eligible to defer salary and, if available, receive matching contributions under the Section 401(k) portion of the plan. Participants may elect to contribute a specified percentage of their compensation to the plan on a pre-tax basis. We may, at our discretion, make matching contributions based on a percentage of deferred salary contributions at a rate to be determined by certain of our officers, which matching contributions may be paid in Company stock. In addition, we may make supplemental profit sharing contributions in such amounts as certain of our officers may determine. Participants earn a vested right to their profit sharing contribution in increasing amounts over a period of five years. After five years of service, a participant's right to his or her profit sharing contribution is fully vested. Thereafter the participant may receive a distribution of the entire value of his or her account at age 55, 62 or 65 or upon termination of employment, death or disability.

EMPLOYMENT AGREEMENTS

     Mr. Paxson is employed as our Chairman, in which capacity he serves as our senior executive officer, pursuant to an employment agreement for a three year term commencing October 16, 1999, and renewing thereafter for successive one year periods so long as Mr. Paxson remains our "Single Majority Shareholder" as such term is defined under the rules of the FCC. Mr. Paxson's current base salary under the agreement is $726,000, increasing 10% per year. Mr. Paxson may receive an annual bonus of up to twice his base salary if we attain financial targets established by our Compensation Committee. Mr. Paxson declined to accept the bonus which would otherwise have been payable to him under his agreement and our Executive Bonus Plan with respect to our 2001 fiscal year. In connection with the employment agreement, we granted Mr. Paxson nonqualified options to purchase 1,000,000 shares of Class A Common Stock, which vest in equal installments over a three year period and expire ten years from the date of grant. The exercise price for options which vested in October 2000 is $10 per share, for options which vested in October 2001 is $12.03 per share and for options vesting in October 2002 is $9.03 per share. Mr. Paxson is eligible to participate in all employee benefit plans and arrangements that are generally available to our other senior executives. The Board of Directors may terminate Mr. Paxson's employment agreement before expiration for good cause, and Mr. Paxson may terminate the agreement for good reason, each as defined in the agreement. If Mr. Paxson dies, becomes permanently disabled, terminates his employment for good reason or is terminated other than for good cause during the term of the agreement, we will pay Mr. Paxson or his estate, as the case may be, his then existing salary for the remaining term of the agreement, in the case of disability, termination for good reason or termination other than for good cause, or 18 months, in the case of death.

     Mr. Sagansky is employed as our President and Chief Executive Officer pursuant to an employment agreement entered into in September 1999 for a four year term expiring September 15, 2003. Mr. Sagansky's current base salary under the agreement is $693,000, increasing 10% per year. Mr. Sagansky may receive an annual bonus of up to twice his base salary if we attain financial targets established by our Compensation Committee, which shall be the same targets established for purposes of Mr. Paxson's bonus compensation. In connection with the employment agreement, we granted Mr. Sagansky nonqualified options to purchase 2,000,000 shares of Class A Common Stock, vesting in four equal annual installments commencing September 15, 2000, and expiring ten years from the date of grant. The vesting of these options will be accelerated if, at any time after Mr. Paxson ceases to be our FCC Single Majority Shareholder, Mr. Sagansky's employment is terminated other than by reason of his death or disability and other than for good cause (as defined in the agreement). The exercise price for options which vested in September 2000 is $10 per share, for options which vested in September 2001 is $11.68 per share, for options vesting in September 2002 is $10.85 per share, and for options vesting in September 2003 is the lower of $21 per share or the average of the closing sale price of the common stock over the 45 trading days preceding September 15, 2002. Mr. Sagansky is eligible to participate in all employee benefit plans and arrangements that are generally available to our other senior executives. The Board of Directors may terminate Mr. Sagansky's employment agreement before expiration for good cause, and Mr. Sagansky may terminate the agreement for good reason, each as defined in the agreement. If Mr. Sagansky dies, becomes permanently disabled, terminates his employment for good reason or is terminated other than for good cause during the term of the agreement, we will pay Mr. Sagansky or his estate, as the case may be, his then existing salary for the remaining term of the agreement, in the case of disability, termination for good reason or termination other than for good cause, or 18 months, in the case of death.

     Mr. Goodman is employed as our Executive Vice President and Chief Operating Officer under a four year employment agreement commencing January 1, 2001. Mr. Goodman is eligible to receive an annual bonus, to participate in all employee benefit plans and arrangements that are generally available to our other senior executives and to receive such other cash and non-cash bonus awards and compensation (including awards under our Stock Incentive Plans) as we may determine. We may terminate Mr. Goodman's employment for cause, as defined in the agreement. If Mr. Goodman's employment is terminated by reason of his death or disability or other than for cause, or if Mr. Goodman terminates his employment for cause, as defined in the agreement, we will continue to pay Mr. Goodman his base salary for the lesser of one year or the balance of the employment term.

     Mr. Morrison is employed as our Executive Vice President and Chief Legal Officer under a four year employment agreement commencing January 1, 2001. Mr. Morrison is eligible to receive an annual bonus, to participate in all employee benefit plans and arrangements that are generally available to our other senior executives and to receive such other cash and non-cash bonus awards and compensation (including awards under our Stock Incentive Plans) as we may determine. We may terminate Mr. Morrison's employment for cause, as defined in the agreement. If Mr. Morrison's employment is terminated by reason of his death or disability or other than for cause, or if Mr. Morrison terminates his employment for cause, as defined in the agreement, we will continue to pay Mr. Morrison his base salary for the lesser of one year or the balance of the employment term.

     Mr. Grossman is employed as our Executive Vice President and Chief Strategic Officer under a four year employment agreement commencing January 1, 2001. Mr. Grossman is eligible to receive an annual bonus, to participate in all employee benefit plans and arrangements that are generally available to our other senior executives and to receive such other cash and non-cash bonus awards and compensation (including awards under our Stock Incentive Plans) as we may determine. We may terminate Mr. Grossman's employment for cause, as defined in the agreement. If Mr. Grossman's employment is terminated by reason of his death or disability or other than for cause, or if Mr. Grossman terminates his employment for cause, as defined in the agreement, we will continue to pay Mr. Grossman his base salary for the lesser of one year or the balance of the employment term.

     The terms of each of the employment agreements described above were approved by our Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee was composed of Mr. Burnham and Mr. Greenwald during 2001. None of our executive officers served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 2001.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee of the Board of Directors, which is currently comprised of Mr. Burnham and Mr. Greenwald, each of whom is a non-employee director of the Company.

     The Compensation Committee of the Board of Directors reviews and recommends the salaries and other compensation of the executive officers of the Company, including its Chairman and its Chief Executive Officer and other Named Executive Officers, and is responsible for administering the Company's Executive Bonus Plan and Stock Incentive Plans, and for reviewing proposed executive compensation and other compensation plans and making recommendations to the Board of Directors.

     In making its recommendations as to executive compensation, the Committee seeks to recommend a level of base compensation which is competitive with the compensation offered to executives performing similar functions by others in the Company's line of business, and to link a significant portion of an executive's total potential cash compensation to the achievement of overall Company operating and financial goals and individual performance criteria. In administering the Executive Bonus Plan, the Committee establishes, on an annual basis, overall Company operating and financial goals and individual performance criteria which offer Company executives the opportunity to earn significant bonus compensation. In formulating its recommendations as to awards under the stock incentive plans, the Committee seeks to provide a means for Company executives to realize substantial additional compensation based upon appreciation in the public trading price of the Company's common stock, thereby aligning the executives' interests with those of the Company's stockholders.

     For the 2001 fiscal year, the Committee established target levels of adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") as the financial performance goals to be used to determine bonus compensation under the Executive Bonus Plan. Based upon the Company's actual adjusted EBITDA for the 2001 fiscal year, the participants in the Executive Bonus Plan were entitled to receive bonus compensation of between 5% and 50% of annual base compensation. Bonus compensation earned with respect to the 2001 fiscal year will be paid over the first six months of 2002.

     During 2001, the Company entered into new four year employment agreements with each of Mr. Goodman, Mr. Morrison and Mr. Grossman. In connection with these agreements, these executive officers were granted options to purchase 150,000, 150,000 and 125,000 shares, respectively, of Class A

Common Stock, at an exercise price of $7.25 per share, vesting over four year periods commencing January 1, 2001.

Submitted by the Compensation Committee

     James L. Greenwald, Chairman
     Bruce L. Burnham

STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on our Class A Common Stock from December 31, 1996 through December 31, 2001 with the cumulative total return of the American Stock Exchange Market Value Index and an industry peer group index compiled by us that consists of several companies (the "Peer Group").(1) The comparison assumes $100 was invested at the per share closing price of our Class A Common Stock on December 31, 1996. Similar calculations were made with respect to the American Stock Exchange Market Value Index and the Peer Group for the relevant periods assuming that all dividends were reinvested.

                              (PERFORMANCE GRAPH)

COMPANY NAME/INDEX                          12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
------------------------------------------------------------------------------------------------------------
PAXSON COMMUNICATIONS CORP.-CLASS A          $100.00    $96.77     $118.55    $154.04    $154.03    $134.84
AMERICAN STOCK EXCHANGE INDEX                $100.00    $125.32    $134.49    $176.81    $165.72    $150.84
PEER GROUP INDEX                             $100.00    $158.83    $158.61    $266.66    $208.53    $202.03

---------------

(1) The following companies comprise the Peer Group: Granite Broadcasting Corp., Hearst-Argyle Television Inc., LIN Television Corp. (included through December 31, 1997 only, as the company was acquired during 1998), Sinclair Broadcast Group, Inc., Univision Communications, Inc. and Young Broadcasting, Inc. Calculations for the Peer Group were weighted on the basis of their respective market capitalizations.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

     This report is submitted by the Audit Committee of the Board of Directors, which is currently comprised of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the committee are Bruce L. Burnham, James L. Greenwald and John E. Oxendine. Mr. Burnham is the chairman of the Audit Committee. The Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants, subject to stockholder ratification.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and discussed the fiscal 2001 audited financial statements with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, entitled Communications with Audit Committees.

     The Company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, entitled Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence.

     Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommends that the Board of Directors include the audited financial statements for fiscal 2001 in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee

     Bruce L. Burnham, Chairman
     James L. Greenwald
     John E. Oxendine

    PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ended December 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to answer questions from stockholders, and will have an opportunity to make a statement if they wish to do so.

AUDIT FEES

     The aggregate fees billed to us by PricewaterhouseCoopers LLP for its services in connection with the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2001, and its review of the quarterly financial statements included in our reports on Form 10-Q filed during the 2001 fiscal year were $270,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For our fiscal year ended December 31, 2001, PricewaterhouseCoopers LLP was not engaged to and did not provide any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

ALL OTHER FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to us during the year ended December 31, 2001, other than those described above, were $592,155, consisting of the following:

    Audit related services......................................  $342,700
    Income tax compliance and related services..................  $220,925
    Internal audit services.....................................  $ 28,530

Audit related services include the issuance of consents and "comfort letters" with respect to our refinancing transactions, audits of our employee benefit plan and financial statements of former subsidiaries and consultations on accounting matters during the year.

COMPATIBILITY OF FEES

     The Audit Committee of the Board of Directors has considered the provision of non-audit services by PricewaterhouseCoopers LLP and the fees paid to them for such services, and believes that the provision of such services and the fees charged are compatible with PricewaterhouseCoopers LLP's maintenance of their independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 2002.

                               OTHER INFORMATION

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Proposals of stockholders intended for presentation at the 2003 annual meeting must be received by us on or before December 1, 2002, in order to be included in our proxy statement and form of proxy for that meeting.

EXPENSES OF SOLICITATION

     We will bear the expense of preparing, printing, and mailing proxy materials to our stockholders. In addition to solicitations by mail, our employees may solicit proxies on behalf of the Board of Directors in person or by telephone. We will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of our stock.

OTHER MATTERS

     The financial statements, financial information and management discussion and analysis of financial condition and results of operations set forth in our 2001 Annual Report are incorporated by reference. We will provide to any stockholder upon written request a copy of our Annual Report on Form 10-K, including the financial statements and the schedules thereto, for our fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. We will not charge for copies of our annual report, but will assess a reasonable charge for copies of the exhibits, if requested.

                                          By Order of the Board of Directors

                                          /s/ ANTHONY L. MORRISON
                                          Anthony L. Morrison, Secretary

West Palm Beach, Florida
April 2, 2002

                            o FOLD AND DETACH HERE o

PROXY                  PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                      WEST PALM BEACH, FLORIDA 33401-6233

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony L. Morrison and Adam K. Weinstein, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of Paxson Communications Corporation held of record by the undersigned on March 27, 2002, at the annual meeting of stockholders to be held on May 3, 2002, or any adjournment thereof.

1.  ELECTION OF CLASS II DIRECTORS

[ ]         FOR all nominees listed below                       [ ]         WITHHOLD AUTHORITY (except as
                                                                            marked to the contrary below)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
  NOMINEE'S NAME IN THE LIST BELOW)

  Bruce L. Burnham, James L. Greenwald, John E. Oxendine


2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 2002.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

                   (continued and to be signed on other side)

                            o FOLD AND DETACH HERE o

                          (Continued from other side)

3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL CLASS II DIRECTORS AND FOR PROPOSAL 2.

Dated
------------------------, 2002

                                           -------------------------------------
                                                         Signature

                                           -------------------------------------
                                                 Signature if held jointly

                                           PLEASE SIGN EXACTLY AS NAME APPEARS
                                           BELOW. WHEN SHARES ARE HELD BY JOINT
                                           TENANTS, BOTH SHOULD SIGN. When
                                           signing as attorney, as executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by President or other
                                           authorized officer. If a partnership,
                                           please sign in partnership name by
                                           authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.